                                                                   Exhibit 23.6


                         INDEPENDENT AUDITORS' CONSENT








The Board of Directors
Citadel Communications Corporation:

We consent to incorporation by reference in this registration statement on Amendment No. 1 to Form S-3 of Citadel Communications Corporation, Citadel Broadcasting Company, CCC Capital Trust I and CCC Capital Trust II of our report dated April 7, 1999, except as to note 11, which is as of August 31, 1999, on the consolidated balance sheet of Fuller-Jeffrey Broadcasting Companies, Inc. and Subsidiaries as of December 31, 1998 and the related consolidated statements of operations, stockholders' deficiency and cash flows for the year then ended included in Citadel Communications Corporation's Current Report on Form 8-K filed September 14, 1999 and in Citadel Broadcasting Company's Current Report on Form 8-K filed September 14, 1999, and to the reference to our firm under the heading "Independent Auditors" in this registration statement.


                                                       /s/ KPMG LLP


Sacramento, California
January 10, 2000